SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

DOGECOIN CASH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 West Mesquite Blvd C70
Mesquite, Nevada 89027
(Address of principal executive offices)

(702) 762-3123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Item 8.01. Other Events.

On July 9, 2025, Dogecoin Cash, Inc. (OTCQB: DOGP) announced that its wholly owned subsidiary, MEME Coins Inc., completed the closing of the previously disclosed acquisition of 2,000,000,000 Dogecoin Cash (DOG) tokens from Tipestry Inc., pursuant to the terms of a definitive agreement dated June 24, 2025.

As consideration for the DOG tokens, MEME Coins Inc. issued 250,000 shares of its Class A Preferred Stock to Tipestry, Inc. The DOG tokens were transferred to MEME Coins Inc. on the Binance Smart Chain, with full on-chain verification available at:

https://bscscan.com/token/0x9596a56c73CA6f50CBd05cB8D85865F

This transaction increases Dogecoin Cash Inc.’s consolidated DOG token holdings and supports the Company’s blockchain-aligned infrastructure strategy. The acquired tokens may be utilized in future technology initiatives currently under evaluation.

A copy of the press release announcing the closing is furnished herewith as Exhibit 99.1 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 8, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGECOIN CASH, INC.

By: /s/ David Tobias
Name: David Tobias
Title: Chief Executive Officer

Date: July 9, 2025